   As filed with the Securities and Exchange Commission on December 5, 2000

                                             Registration No. 333-______________

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                               ________________

                                   FORM S-8
                            Registration Statement
                       Under the Securities Act of 1933

                       FIRST NATIONAL OF NEBRASKA, INC.
          ----------------------------------------------------------
            (Exact name of registrant as specified in its charter)


                Nebraska                                     47-0523079
     -------------------------------                    -------------------
     (State or other jurisdiction of                     (I.R.S. Employer
     incorporation or organization)                     Identification No.)


 One First National Center, Omaha, Nebraska                     68102
--------------------------------------------                  ---------
  (Address of principal executive offices)                    (Zip code)

                         FIRST NATIONAL BANK OF OMAHA
                      SENIOR MANAGEMENT STOCK OPTION PLAN

                         FIRST NATIONAL BANK OF OMAHA
                         SENIOR MANAGEMENT OPTION PLAN
                         -----------------------------
                           (Full title of the plans)

               Timothy D. Hart
      Secretary, Treasurer and Principal
       Accounting and Financial Officer
       First National of Nebraska, Inc.
          One First National Center
          16/th/ and Dodge Streets
           Omaha, Nebraska 68102                         (402) 341-0500
 -------------------------------------------   ---------------------------------
   (Name and address of agent for service)     (Telephone number, including area
                                                  code, of agent for service)

                                  Copies to:
                                --------------
                            Joe E. Armstrong, Esq.
                                Kutak Rock LLP
                              1650 Farnam Street
                             Omaha, Nebraska 68102
                                (402) 346-6000


                        Calculation of Registration Fee

----------------------------------------------------------------------------------------------------------------
Title of Securities to be         Amount to Be            Proposed            Proposed          Amount of
Registered                        Registered/(1)/         Maximum             Maximum           Registration
                                                          Offering Price      Aggregate         Fee
                                                          Per Share           Offering
                                                                              Price
----------------------------------------------------------------------------------------------------------------
Common Stock, par value           5,000 shares/(2)(3)/    $2,012.50/(4)/      $10,062,500/(4)/  $2,656.50
$5.00 per share
----------------------------------------------------------------------------------------------------------------
Options under Senior              $20,000,000/(5)/        N/A                 N/A               $5,280
Management Option Plan
----------------------------------------------------------------------------------------------------------------
Total                                                                                           $7,936.50
----------------------------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement on Form S-8 (the "Registration Statement") also covers an indeterminate amount of interests to be offered or sold pursuant to the Senior Management Stock Option Plan (the "Stock Option Plan"), as described herein.

(2) The number of shares (the "Shares") of First National of Nebraska, Inc. (the "Registrant") Common Stock, par value $5.00 (the "Common Stock") indicated are issuable upon the exercise of certain options (the "Stock Options") to be offered to executives and other key employees of the Registrant, its affiliates and of any present or future subsidiaries of the Registrant pursuant to the Stock Option Plan.

(3) Pursuant to Rule 416(a) under the Securities Act, this Registration Statement shall also cover any additional shares of the Registrant's common stock which become issuable under the Stock Option Plan, as amended from time to time, with respect to the securities registered hereunder by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the Registrant's outstanding shares of common stock.

(4) Estimated pursuant to Rule 457(c) and (h) solely for purposes of calculating the registration fee. The price per share is estimated to be $2,012.50 based on the average of the bid ($1,925) and asked ($2,100) sale prices for the Common Stock in the over-the-counter market on December 1, 2000.

(5) The amount indicated represents an indeterminate amount of options (the "OPT Options") to be offered to executives and other key employees of the Registrant, its affiliates and of any present or future subsidiaries of the Registrant pursuant to the Senior Management Option Plan (the "OPT Plan").

                                    PART I

                          INFORMATION REQUIRED IN THE
                           Section 10(a) PROSPECTUS

Item 1.  Plan Information

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

Item 2.  Registration Information and Employee Plan Annual Information.

     Information required by Part I of Form S-8 to be contained in the Section 10(a) prospectus is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act and the Note to Part I of Form S-8.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

     The following documents, previously filed with the Securities and Exchange Commission by the Registrant pursuant to Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated herein by reference:

     (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1999.

     (b) The Registrant's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2000, June 30, 2000 and September 30, 2000.

     (c) The description of the Registrant's Common Stock set forth in the Registrant's Registration Statement on Form 8-A filed with the Securities and Exchange Commission on April 11, 1969.

     All documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act subsequent to the date of this Registration Statement and prior to the filing of a post-effective amendment that indicates that all securities offered herein have been sold or that deregisters all such securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the respective date of filing of such documents.

     Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.  Description of Securities.

     The description of the Registrant's capital stock to be offered pursuant to this Registration Statement has been incorporated by reference into this Registration Statement as described in Item 3 of this Part II.

     Not applicable to the OPT Plan or Stock Option Plan interests pursuant to the instructions to Item 4.

     The OPT Plan and Stock Option Plan provide eligible executives and other key employees of the Registrant, its affiliates or its subsidiaries with an opportunity to defer a portion of their compensation, or transfer amounts from the Senior Management Long Term Incentive Plan, and accumulate tax-deferred earnings thereon. At the election of the participant, these amounts will be replaced by options to purchase underlying shares in specified registered mutual funds with respect to the OPT Plan (the "OPT Options") and/or underlying shares of the Registrant's common stock (the "Stock Options"). The OPT Options and the Stock Options may not be alienated, sold, transferred, assigned, pledged, attached, charged or otherwise encumbered; provided, however, that a plan participant may assign an OPT Option or Stock Option to his or her spouse, child, trust for the benefit of the participant's spouse or children or a tax-exempt entity as defined in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended, if the participant is 100% vested in the option and the participant receives no consideration for the assignment.

Item 5. Interests of Named Experts and Counsel.

     None.

Item 6. Indemnification of Directors and Officers.

     Sections 21-20,102 to 21-20,111 of the Nebraska Business Corporation Act, as amended, provide with regard to indemnification of directors and officers as follows:

                  "21-20,102 INDEMNIFICATION; TERMS, DEFINED.

     For purposes of sections 21-20,102 to 21-20,111:

     (1) Corporation shall include any domestic or foreign predecessor entity of a corporation in a merger;

     (2) Director or officer shall mean an individual who is or was a director or officer, respectively, of a corporation or who, while a director or officer of the corporation, is or was serving at the corporation's request as a director, officer, partner, member of a limited liability company, trustee, employee, or agent of another domestic or foreign corporation, partnership, limited liability company, joint venture, trust, employee benefit plan, or other entity. A director or officer shall be considered to be serving an employee benefit plan at the corporation's request if his or her duties to the corporation also impose duties on or otherwise involve services by him or her to the plan or to participants in or beneficiaries of the plan. Director or officer shall include, unless the context requires otherwise, the estate or personal representative of a director or officer;

     (3) Disinterested director shall mean a director who, at the time of a vote referred to in subsection (3) of section 21-20,105 or a vote or selection referred to in subsection (2) or (3) of section 21-20,107, is not (a) a party to the proceeding or (b) an individual having a familial, financial, professional, or employment relationship with the director whose indemnification or advance for expenses is the subject of the decision being made, which relationship would, in the circumstances, reasonably be expected to exert an influence on the director's judgment when voting on the decision being made;

     (4)  Expenses shall include attorney's fees;

     (5) Liability shall mean the obligation to pay a judgment, settlement, penalty, or fine, including an excise tax assessed with respect to an employee benefit plan, or reasonable expenses incurred with respect to a proceeding;

     (6) Official capacity shall mean (a) when used with respect to a director, the office of director in a corporation, and (b) when used with respect to an officer, as contemplated in section 21-20,108, the office in a corporation held by the officer. Official capacity shall not include service for any other domestic or foreign corporation or limited liability company or any partnership, joint venture, trust, employee benefit plan, or other entity;

     (7) Party shall mean an individual who was, is, or is threatened to be made, a defendant or respondent in a proceeding; and

     (8) Proceeding shall mean any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative and whether formal or informal.

                     21-20,103 INDEMNIFICATION AUTHORITY.

     (1) Except as otherwise provided in this section, a corporation may indemnify an individual who is a party to a proceeding because he or she is a director against liability incurred in the proceeding if:

          (a)(i) He or she conducted himself or herself in good faith;

          (ii)   He or she reasonably believed:

                 (A) In the case of conduct in his or her official capacity, that his or her conduct was in the best interests of the corporation; and

                 (B) In all other cases that his or her conduct was at least not opposed to the best interests of the corporation; and

          (iii) In the case of any criminal proceeding, he or she had no reasonable cause to believe his or her conduct was unlawful; or

          (b) He or she engaged in conduct for which broader indemnification has been made permissible or obligatory under a provision of the articles of incorporation as authorized by subdivision (2)(e) of section 21-2018.

     (2) A director's conduct with respect to an employee benefit plan for a purpose he or she reasonably believed to be in the interests of the participants in and beneficiaries of the plan shall be conduct that satisfies the requirement of subdivision (1)(a)(ii)(B) of this section.

     (3) The termination of a proceeding by judgment, order, settlement, or conviction or upon a plea of nolo contendere or its equivalent shall not be, of itself, determinative that the director did not meet the relevant standard of conduct described in this section.

     (4) Unless ordered by a court under subdivision (1)(c) of section 21-20,106, a corporation may not indemnify a director under this section:

          (a) In connection with a proceeding by or in the right of the corporation, except for reasonable expenses incurred in connection with the proceeding if it is determined that the director has met the relevant standard of conduct under subsection (1) of this section; or

          (b) In connection with any proceeding with respect to conduct for which he or she was adjudged liable on the basis that he or she received a financial benefit to which he or she was not entitled, whether or not involving action in his or her official capacity.

                     21-20,104 MANDATORY INDEMNIFICATION.

     A corporation shall indemnify a director who was wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she was a director of the corporation against reasonable expenses incurred by him or her in connection with the proceeding.

                      21-20,105 INDEMNIFICATION; EXPENSES.

     (1) A corporation may, before final disposition of a proceeding, advance funds to pay for or reimburse the reasonable expenses incurred by a director who is a party to a proceeding because he or she is a director if he or she delivers to the corporation:

          (a) A written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct described in section 21-20,103 or that the proceeding involves conduct for which liability has been eliminated under a provision of the articles of incorporation as authorized by subdivision (2)(d) of section 21-2018; and

          (b) His or her written undertaking to repay any funds advanced if he or she is not entitled to mandatory indemnification under section 21-20,104 and it is ultimately determined under section 21-20,106 or 21-20,107 that he or she has not met the relevant standard of conduct described in section 21-20,103.

     (2) The undertaking required by subdivision (1)(b) of this section shall be an unlimited general obligation of the director but shall not be required to be secured and may be accepted without reference to the financial ability of the director to make repayment.

     (3) Authorizations under this section shall be made:

         (a)   By the board of directors:

               (i) If there are two or more disinterested directors, by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote; or

               (ii) If there are fewer than two disinterested directors, by the vote necessary for action by the board in accordance with subsection
          (3) of section 21-2093, in which authorization directors who do not qualify as disinterested directors may participate; or

          (b) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the authorization.

                    21-20,106 COURT-ORDERED INDEMNIFICATION.

     (1) A director who is a party to a proceeding because he or she is a director may apply for indemnification or an advance for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall:

          (a) Order indemnification if the court determines that the director is entitled to mandatory indemnification under section 21-20,104;

          (b) Order indemnification or an advance for expenses if the court determines that the director is entitled to indemnification or an advance for expenses pursuant to a provision authorized by subsection (1) of section 21-20,110; or

          (c) Order indemnification or an advance for expenses if the court determines, in view of all the relevant circumstances, that it is fair and reasonable:

               (i)  To indemnify the director; or

               (ii) To advance expenses to the director, even if he or she has not met the relevant standard of conduct set forth in subsection (1) of section 21-20,103, failed to comply with section 21-20,105, or was adjudged liable in a proceeding referred to in subdivision (4)(a) or
          (b) of section 21-20,103, but if he or she was adjudged so liable his or her indemnification shall be limited to reasonable expenses incurred in connection with the proceeding.

     (2) If the court determines that the director is entitled to indemnification under subdivision (1)(a) of this section or to indemnification or an advance for expenses under subdivision (1)(b) of this section, it shall also order the corporation to pay the director's reasonable expenses incurred in connection with obtaining court-ordered indemnification or an advance for expenses. If the court determines that the director is entitled to indemnification or an advance for expenses under subdivision (1)(c) of this section, it may also order the corporation to pay the director's reasonable expenses to obtain court-ordered indemnification or an advance for expenses.

         21-20,107 DETERMINATION AND AUTHORIZATION OF INDEMNIFICATION.

     (1) A corporation may not indemnify a director under section 21-20,103 unless authorized for a specific proceeding after a determination has been made that indemnification of the director is permissible because he or she has met the relevant standard of conduct set forth in section 21-20,103.

     (2)  The determination shall be made:

          (a) If there are two or more disinterested directors, by the board of directors by a majority vote of all the disinterested directors, a majority of whom shall for such purpose constitute a quorum, or by a majority of the members of a committee of two or more disinterested directors appointed by such a vote;

          (b)  By special legal counsel:

               (i) Selected in the manner prescribed in subdivision (a) of this subsection; or

               (ii) If there are fewer than two disinterested directors, selected by the board of directors in which selection directors who do not qualify as disinterested directors may participate; or

          (c) By the shareholders, but shares owned by or voted under the control of a director who at the time does not qualify as a disinterested director may not be voted on the determination.

     (3) Authorization of indemnification shall be made in the same manner as the determination that indemnification is permissible, except that if there are fewer than two disinterested directors or if the determination is made by special legal counsel, authorization of indemnification shall be made by those entitled under subdivision (2)(b)(ii) of this section to select special legal counsel.


                    21-20,108 INDEMNIFICATION OF OFFICERS.

     (1) A corporation may indemnify and advance expenses under sections 21-20,102 to 21-20,111 to an officer of the corporation who is a party to a proceeding because he or she is an officer of the corporation:

          (a) To the same extent as a director; and

          (b) If he or she is an officer but not a director, to such further extent as may be provided by the articles of incorporation, the bylaws, a resolution of the board of directors, or contract except for (i) liability in connection with a proceeding by or in the right of the corporation other than for reasonable expenses incurred in connection with the proceeding or
     (ii) liability arising out of conduct that constitutes (A) receipt by him or her of a financial benefit to which he or she is not entitled, (B) an intentional infliction of harm on the corporation or the shareholders, or
     (C) an intentional violation of criminal law.

     (2) The provisions of subdivision (1)(b) of this section shall apply to an officer who is also a director if the basis on which he or she is made a party to the proceeding is an act or omission solely as an officer.

     (3) An officer of a corporation who is not a director is entitled to mandatory indemnification under section 21-20,104, and may apply to a court under section 21-20,106 for indemnification or an advance for expenses, in each case to the same extent to which a director may be entitled to indemnification or an advance for expenses under those provisions.

                     21-20,109 INDEMNIFICATION; INSURANCE.

     A corporation may purchase and maintain insurance on behalf of an individual who is a director or officer of the corporation, or who, while a director or officer of the corporation, serves at the corporation's request as a director, officer, member of a limited liability company, partner, trustee, employee, or agent of another domestic or foreign corporation, limited liability company, partnership, joint venture, trust, employee benefit plan, or other entity, against liability asserted against or incurred by him or her in that capacity or arising from his or her status as a director or officer whether or not the corporation would have power to indemnify or advance expenses to him or her against the same liability under sections 21-20,102 to 21-20,111.

             21-20,110 INDEMNIFICATION; VARIATION BY CORPORATION.

     (1) A corporation may, by a provision in its articles of incorporation or bylaws, or in a resolution adopted or a contract approved by its board of directors or shareholders, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification in accordance with section 21-20,103 or advance funds to pay for or reimburse expenses in accordance with section 21-20,105. Any such obligatory provision shall be deemed to satisfy the requirements for authorization referred to in subsection (3) of section 21-20,105 and in subsection (3) of section 21-20,107. Any such provision that obligates the corporation to provide indemnification to the fullest extent permitted by law shall be deemed to obligate the corporation to advance funds to pay for or reimburse expenses in accordance with section 21-20,105 to the fullest extent permitted by law, unless the provision specifically provides otherwise.

     (2) Any provision pursuant to subsection (1) of this section shall not obligate the corporation to indemnify or advance expenses to a director of a predecessor of the corporation, pertaining to conduct with respect to the predecessor, unless otherwise specifically provided. Any provision for indemnification or advance for expenses in the articles of incorporation, bylaws, or a resolution of the board of directors or shareholders of a predecessor of the corporation in a merger or in a contract to which the predecessor is a party, existing at the time the merger takes effect, shall be governed by subdivision (1)(c) of section 21-20,133.

     (3) A corporation may, by a provision in its articles of incorporation, limit any of the rights to indemnification or an advance for expenses created by or pursuant to sections 21-20,102 to 21-20,111.

     (4) Sections 21-20,102 to 21-20,111 shall not limit a corporation's power to pay or reimburse expenses incurred by a director or an officer in connection with his or her appearance as a witness in a proceeding at a time when he or she is not a party.

     (5) Sections 21-20,102 to 21-20,111 shall not limit a corporation's power to indemnify, advance expenses to, or provide or maintain insurance on behalf of an employee or agent.

                    21-20,111 INDEMNIFICATION; RESTRICTIONS.

     A corporation may provide indemnification or advance expenses to a director or an officer only as permitted by sections 21-20,102 to 21-20,111."

     Article VI(g) of the Registrant's Amended and Restated Articles of Incorporation provides with regard to limitation of liability of directors and officers as follows:

     "SIXTH...(g) A director of the corporation shall not be liable to the corporation or its shareholders for money damages for any action taken, or any failure to take any action, as a director, except liability for (i) the amount of a financial benefit received by a director to which he or she is not entitled; (ii) an intentional infliction of harm on the corporation or its shareholders; (iii) a violation of Neb. Rev. Stat. (S) 21-2096; or (iv) an intentional violation of criminal law. If the Business Corporation Act is amended after the effective date of these Amended and Restated Articles of Incorporation so as to authorize any further elimination or limitation of the liability of directors, then the liability of directors of the corporation shall be so further eliminated or limited. The corporation shall indemnify every director of the corporation for liability to any person for any action taken, or any failure to take any action, as a director to the fullest extent permitted by law."

     Articles VII of the Registrant's Amended and Restated Bylaws provides with regard to indemnification of directors and officers as follows:

                        "ARTICLE VII - INDEMNIFICATION

     Section 1. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than an action by or in the right of the corporation, by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by him or her in connection with such action, suit, or proceeding if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his or her conduct was unlawful; provided, however, in no event shall the corporation indemnify such person against expenses, penalties, or other payments incurred in an administrative proceeding or action instituted by an appropriate regulatory agency having jurisdiction over national bank holding companies which proceeding or action results in a final order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the corporation. The termination of any action, suit, or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere or its equivalent shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had reasonable cause to believe that his or her conduct was unlawful.

     Section 2. The corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending, or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he or she is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against expenses, including attorneys' fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue, or matter as to which such person shall have been adjudged to be liable for any negligence or misconduct in the performance of his or her duty to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that despite the adjudication of liability but in view of all circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper.

     Section 3. Any indemnification under Section 1 and 2 of this Article, unless ordered by a court, shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because he or she has met the applicable standard of conduct set forth in Section 1 and 2 of this Article. Such determination shall be made by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit, or proceeding, or if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or by the shareholders of the corporation.

     Section 4. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding as authorized in the manner provided in Section 3 of this Article upon receipt of an undertaking by or on behalf of the director or officer to repay such amount unless it shall ultimately be determined that he or she is entitled to be indemnified by the corporation as authorized in this Article.

     Section 5. Nothing contained in this Article shall limit the corporation's ability to reimburse expenses incurred by a director or officer of the corporation in connection with his or her appearance as a witness in a proceeding at a time when he or she has not been made a named defendant or respondent in the proceeding.

     Section 6. Any indemnification of a director in accordance with this Article, including any payment or reimbursement of expenses, shall be reported in writing to the shareholders of the corporation with the notice of the next shareholders' meeting or prior to such meeting.

     Section 7. The corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the corporation or is or was serving at the request of the corporation as a director or officer of another corporation, partnership, joint venture, trust, or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify him or her against such liability under the provisions of this Article; provided, however, any such insurance shall exclude coverage for a formal order assessing civil money penalties or requiring affirmative action by such person in the form of payments to the corporation.

     Section 8. The indemnification provided by this Article VII (i) shall not be deemed to be exclusive of but shall be in addition to any other rights to which a person seeking indemnification hereunder may be entitled under any statute, law or agreement, or under any By-Law or resolution adopted by the board of directors or shareholders of the corporation, or otherwise, (ii) shall continue as a person who has ceased to be such director or officer and (iii) shall inure to the benefit of the heirs, legal representatives, and assigns of such person. It is the intention of the corporation to indemnify every director and officer of the corporation for liability to any person for any action taken or any failure to take any action, as a director or officer to the fullest extent permitted by law."

     The Registrant maintains a director and officer insurance policy which insures the directors and officers of the Registrant against damages, judgments, settlements and costs incurred by reason of certain wrongful acts committed by such persons in their capacities as directors and officers.

Item 7.  Exemption from Registration Claimed.

     Not Applicable.

Item 8.  Exhibits.

     The following is a complete list of exhibits filed as part of this Registration Statement. Exhibit numbers correspond to the numbers in the Exhibit Table of Item 601 of Regulation S-K.


Exhibit                                 Description
Number                                  -----------
------

4(a) Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Company's Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

4(b) Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3(ii) to the Company's Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

4(c) Form of specimen certificate for Registrant's common stock, incorporated by reference to the Company's Registration Statement on Form S-1 filed on September 16, 1968.

5         Opinion of Kutak Rock LLP, filed herewith.

23(a)     Consent of Kutak Rock LLP (included as part of Exhibit 5)

23(b)     Consent of Deloitte & Touche LLP, filed herewith.


Item 9.  Undertakings

     The undersigned Registrant hereby undertakes:

          (a)(l) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

          (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) That, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to
     Section 13(a) or 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (h) That, insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant as described in Item 6 hereof or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, as of December 4, 2000.


                                        FIRST NATIONAL OF NEBRASKA, INC.


                                        By /s/ Bruce R. Lauritzen
                                           -------------------------------
                                           Bruce R. Lauritzen, Chairman

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities indicated as of December 4, 2000.


              Signature                                  Title
              ---------                                  -----

/s/ Bruce R. Lauritzen                  Chairman
-------------------------------------
Bruce R. Lauritzen*

                                        President
-------------------------------------
J. William Henry*

/s/ Dennis A. O'Neal                    Executive Vice President
-------------------------------------
Dennis A. O'Neal*

/s/ Elias J. Eliopoulos                 Executive Vice President
-------------------------------------
Elias J. Eliopoulos*

/s/ Daniel K. O'Neill                   Executive Vice President, Lauritzen
-------------------------------------   Corporation
Daniel K. O'Neill*

                                        Chairman Emeritus
-------------------------------------
F. Phillips Giltner*

/s/ Margaret Lauritzen Dodge            Finance Officer, First National
-------------------------------------   Bank of Omaha
Margaret Lauritzen Dodge*

/s/ Timothy D. Hart                     Secretary, Treasurer and Principal
-------------------------------------   Accounting and Financial Officer
Timothy D. Hart

* Director

     Pursuant to the requirements of the Securities Act of 1933, as amended, the trustees (or other persons who administer the employee benefit plans) have duly caused this Registration Statement to be signed on behalf of each of the Senior Management Stock Option Plan and the Senior Management Option Plan by the undersigned, thereunto duly authorized, in the City of Omaha, State of Nebraska, as of December 4, 2000.



                                       EXECUTIVE COMMITTEE OF FIRST NATIONAL OF
                                       NEBRASKA, INC.



                                       By  /s/ Bruce R. Lauritzen
                                           ---------------------------------
                                           Bruce R. Lauritzen
                                           Executive Committee Member



                                       By
                                           ---------------------------------
                                           J. William Henry
                                           Executive Committee Member



                                       By  /s/ Dennis A. O'Neal
                                           ---------------------------------
                                           Dennis A. O'Neal
                                           Executive Committee Member



                                       By  /s/ Elias J. Eliopoulos
                                           ---------------------------------
                                           Elias J. Eliopoulos
                                           Executive Committee Member

                                 EXHIBIT INDEX



Exhibit
Number                             Description
-------                            -----------

4(a) Amended and Restated Articles of Incorporation of the Registrant, incorporated by reference to Exhibit 3(i) to the Company's Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

4(b) Amended and Restated Bylaws of the Registrant, incorporated by reference to Exhibit 3(ii) to the Company's Report on Form 10-Q for the fiscal quarter ended June 30, 1997.

4(c) Form of specimen certificate for Registrant's common stock, incorporated by to the Company's Registration Statement on Form S-1 filed on September 16, 1968.

5         Opinion of Kutak Rock LLP, filed herewith.

23(a)     Consent of Kutak Rock LLP (included as part of Exhibit 5)

23(b)     Consent of Deloitte & Touche LLP, filed herewith.